UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 459-1831

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COCP	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2019, Cocrystal Pharma, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as representative of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 3,529,412 shares of common stock, at a public offering price of $0.85 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 529,411 shares of common stock solely to cover over-allotments, if any. The Company expects to receive approximately $2.6 million in net proceeds from the Offering (excluding the over-allotment option), after deducting underwriting discounts and estimated offering expenses.

The shares are being offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-220632), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 10, 2017, and the base prospectus included therein, as amended and supplemented by the preliminary prospectus supplement filed with the SEC on October 30, 2019, and the final prospectus supplement expected to be filed with the SEC on October 31, 2019.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, and termination and other provisions customary for transactions of this nature. Certain of the Company’s executive officers, directors and 5% beneficial owners have also agreed not to sell or transfer any securities of the Company held by them for a period of 180 days, from November 4, 2019, subject to limited exceptions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified by reference to such agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

A copy of the opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. relating to the validity of the issuance and sale of shares of the Company’s common stock pursuant to the Underwriting Agreement is also filed herewith as Exhibit 5.1. The Underwriting Agreement and the opinion filed herewith are incorporated by reference into the above referenced Registration Statement on Form S-3.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	1.1	Underwriting Agreement, dated as of October 30, 2019, by and between Cocrystal Pharma, Inc. and Aegis Capital Corp.*

	5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.

	23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in the opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. as Exhibit 5.1)

* Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the Commission upon request any omitted information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cocrystal Pharma, Inc.

Date: October 31, 2019	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer